Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos 333-114164,
333-105318, 333-105317, 333-101320, 333-100763, 333-43574, 333-57782, 333-79573, 333-79553, 333-56905, 333-39747 and
333-28725) and on Form S-3 (Nos 333-79659, 33358659, 333-48513, 333-66120, 333-19601 and 333-67546) of Advent Software, Inc of our report dated April 8, 2005, except for the restatement described in Note 16 to the consolidated financial statements and the matter described in Management’s Report on Internal Control Over Financial Reporting, as to which the date is November 30, 2005 relating to the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
November 30, 2005